-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2003

                             The Enstar Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  GEORGIA                                         0-07477                                63-0590560
(State or other jurisdiction of incorporation)            (Commission File Number)          (IRS Employer Identification Number)


                               401 MADISON AVENUE
                           MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code: (334) 834-5483


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)


-------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 2003, Castlewood Holdings Limited ("Castlewood Holdings") and Shinsei Bank, Limited ("Shinsei") completed the acquisition of all of the outstanding capital stock of The Toa-Re Insurance Company (U.K.) Limited ("Toa-UK"), a London-based subsidiary of The Toa Reinsurance Company, Limited, for (pound)29,000,000 (approximately US$46,000,000 as of the date of closing). Toa-UK underwrote reinsurance business throughout the world between 1980 and 1994. In October 1994, Toa-UK stopped writing new business and has been operating an orderly run-off since that time.

         The acquisition was effected through Hillcot Holdings Ltd. ("Hillcot"), a newly formed Bermuda company, in which Castlewood Holdings and Shinsei have a 50.1% and 49.9% economic and voting interest, respectively.

         Castlewood Holdings, a Bermuda corporation, is a venture formed in 2001 to pursue the management and acquisition of insurance and reinsurance companies, including companies in run-off, and to provide management, consulting and other services to the insurance and reinsurance industry. The Enstar Group, Inc. ("Enstar") and Trident II, L.P. ("Trident") each own one-third economic interests in Castlewood Holdings, with the remaining one-third owned by the senior management of Castlewood Limited, a Bermuda-based subsidiary of Castlewood Holdings. Enstar also holds 50% of the voting stock of Castlewood Holdings.

         Castlewood Holdings' share of the transaction was funded from cash on hand and the drawdown of Enstar's and Trident's remaining capital commitments to Castlewood Holdings. Enstar's remaining commitment to Castlewood Holdings of approximately $7.2 million was funded in March 2003 from cash on hand.

         The terms of the Toa-UK transaction were determined through arm's length negotiations among representatives of the parties. Neither Enstar, nor any of its affiliates had, nor to the knowledge of Enstar did any director or officer of Enstar or any associate of any director or officer of Enstar have, any material relationship with The Toa Reinsurance Company, Limited. J. Christopher Flowers, Vice Chairman of Enstar's board of directors and Enstar's largest shareholder, is also a director of Shinsei.

         Upon completion of the transaction, Toa-UK's name was changed to Hillcot Re Limited.

         On March 31, 2003, Enstar issued a press release (the "Press Release") announcing the completion of the Toa-UK transaction. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  1. Audited Consolidated Financial Statements of Hillcot Re Limited as of and for the year ended December 31, 2002, attached as Appendix A hereto.

         (b)      Pro Forma Financial Information.

                  1. Unaudited Pro Forma Combined Condensed Financial Information of Enstar for the year ended December 31, 2002, attached as Appendix B hereto.

                  2. Unaudited Pro Forma Combined Condensed Financial Information of Castlewood Holdings for the year ended December 31, 2002, attached as Appendix C hereto.

         (c)      Exhibits

                  2.1 Agreement Relating to the Sale and Purchase of the Entire Issued Share Capital of Toa-UK, dated as of March 27, 2003, between The Toa Reinsurance Company, Limited, Hillcot, Castlewood Holdings and Shinsei (the "Sale and Purchase Agreement"). The Exhibits and Schedules to the Sale and Purchase Agreement have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request. The table of contents of the Sale and Purchase Agreement contains a list of all such Exhibits and Schedules.*

                  99.1     Text of Press Release of Enstar, dated March 31,
                           2003.*

                  *        Previously filed.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    June 12, 2003


                                        THE ENSTAR GROUP, INC.


                                        By: /s/ Cheryl D. Davis
                                           ------------------------------------
                                           Cheryl D. Davis
                                           Chief Financial Officer, Vice
                                           President of Corporate Taxes and
                                           Secretary

                                                                     APPENDIX A

HILLCOT RE LIMITED
(FORMERLY THE TOA-RE INSURANCE
COMPANY (UK) LIMITED)

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Directors and Shareholder of Hillcot Re Limited:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of income and comprehensive income, of changes in shareholder's equity, and of cash flows present fairly, in all material respects, the financial position of Hillcot Re Limited and its subsidiaries at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London
May 15, 2003

HILLCOT RE LIMITED

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002
--------------------------------------------------------------------------------


                                                                                                      2002
                                                                                               -------------------
ASSETS
Investments
 Fixed maturities, available-for-sale, at fair value
     (amortized cost: (pound)54,136,274)                                                       (pound)  55,359,493
  Other invested assets                                                                                    535,244
                                                                                               -------------------
     Total investments                                                                                  55,894,737
Cash and cash equivalents                                                                               15,080,446
Restricted cash                                                                                          2,000,000
Reinsurance recoverable (net of allowance of (pound)3,813,933)                                          39,043,243
Accounts receivable arising out of reinsurance operations                                                1,743,008
Accrued investment income                                                                                  651,492
Equipment                                                                                                   95,433
Other assets                                                                                               146,030
                                                                                               -------------------

     Total assets                                                                              (pound) 114,654,389
                                                                                               ===================

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Losses and loss expenses                                                                     (pound)  74,033,243
  Accounts payable and other liabilities                                                                 2,361,272
  Accrued termination benefits                                                                           1,521,470
  Reinsurance payable                                                                                      688,009
                                                                                               -------------------

     Total liabilities                                                                                  78,603,994

Commitments and contingencies

Stockholder's Equity:
 Non-cumulative participating preference shares,
  par value (pound)1 per share, 4,000,000 shares authorized,
  issued and outstanding                                                                                 4,000,000
  Common shares, par value (pound)1 per share,
     46,000,000 shares authorized, issued and outstanding                                               46,000,000
  Accumulated other comprehensive income                                                                 1,123,219
  Retained deficit                                                                                     (15,072,824)
                                                                                               -------------------
     Total stockholder's equity                                                                         36,050,395
                                                                                               -------------------
     Total liabilities and stockholder's equity                                                (pound) 114,654,389
                                                                                               ===================


         The accompanying notes are an integral part of the consolidated financial statements.

HILLCOT RE LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------

REVENUES
Net premiums earned                                            (pound)     41,948

Net investment income                                                   2,872,861
Net realized gain on foreign currency exchange                          1,858,793
Realized gains on sales of fixed maturities                               198,698
Other income                                                              668,819
                                                               ------------------
    Total revenues                                                      5,641,119

EXPENSES
Losses and loss expenses incurred                                       1,026,062
Administrative expenses                                                 2,632,246
Termination benefits                                                    1,521,470
Other expenses                                                            859,112
                                                               ------------------
    Total expenses                                                      6,038,890
                                                               ------------------
Loss before income tax                                                   (397,771)

Income tax expense                                                             --
                                                               ------------------
Net loss                                                                 (397,771)

Change in net unrealized appreciation of investments                    1,883,441
Minimum pension liability adjustment                                     (100,000)
                                                               ------------------
Comprehensive income                                           (pound)  1,385,670
                                                               ==================


         The accompanying notes are an integral part of the consolidated financial statements.

HILLCOT RE LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2002


                                                                        ACCUMULATED
                                                                           OTHER                TOTAL
                                    PREFERRED          COMMON          COMPREHENSIVE           RETAINED            STOCKHOLDER'S
                                     STOCK             STOCK           (LOSS) INCOME            DEFICIT                EQUITY
                              -----------------  -------------------  -----------------   -------------------    ------------------
Balance, January 1, 2002      (pound) 4,000,000  (pound)  46,000,000  (pound)  (660,222)  (pound) (14,675,053)   (pound) 34,664,725

Comprehensive income:
   Net loss                                  --                   --                 --              (397,771)             (397,771)
   Other comprehensive income                --                   --          1,783,441                    --             1,783,441
                              -----------------  -------------------  -----------------   -------------------    ------------------
Total comprehensive income                   --                   --          1,783,441              (397,771)            1,385,670
                              -----------------  -------------------  -----------------   -------------------    ------------------
Balance, December 31, 2002    (pound) 4,000,000  (pound)  46,000,000  (pound) 1,123,219   (pound) (15,072,824)   (pound) 36,050,395
                              =================  ===================  =================    ==================     =================




         The accompanying notes are an integral part of the consolidated financial statements.

HILLCOT RE LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------


                                                                                        2002
                                                                                 ------------------
CASH FROM OPERATING ACTIVITIES
   Net loss                                                                      (pound)   (397,771)
 Adjustments to reconcile net income to net cash used in
 operating activities:
   Decrease in losses and loss expenses                                                  (3,748,250)
   Decrease in reinsurance recoverable                                                      769,764
   Increase in accrued termination benefits                                               1,521,470
   Amortization of premium/discount on fixed maturities                                     937,947
   Decrease in accounts receivable arising out of reinsurance operations                    449,556
   Decrease in other assets                                                                 363,202
   Net realized gains on fixed maturities                                                  (198,698)
   Depreciation                                                                             104,130
   Other                                                                                   (190,918)
                                                                                 ------------------
   Net cash flows used in operating activities                                             (389,568)

 CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of fixed maturities                                                        (34,905,926)
   Proceeds from the sale of fixed maturities                                            32,023,946
   Purchases of property and equipment                                                       (5,583)
   Proceeds from the sale of property and equipment                                           5,566
                                                                                 ------------------
   Net cash flows used in investing activities                                           (2,881,997)
                                                                                 ------------------
 Net decrease in cash and cash equivalents                                               (3,271,565)
 Cash and cash equivalents -- beginning of year                                          18,352,011
                                                                                 ------------------
 Cash and cash equivalents -- end of year                                        (pound) 15,080,446
                                                                                 ==================



         The accompanying notes are an integral part of the consolidated financial statements.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

1.       NATURE OF OPERATIONS

         Hillcot Re Limited (the "Company") is an insurer authorized in the United Kingdom to write most classes of property and casualty insurance business. The Company actively underwrote between 1980 and 1994, when, following a strategic review of its worldwide activities by the Company's former parent, Toa Reinsurance Company Limited, the Company ceased underwriting and commenced the run-off of its liabilities. The business underwritten was primarily London Market non-marine treaty reinsurance, underwritten via a multi-company pool, although a limited amount of marine and aviation business was also underwritten for part of the period. The Company was also a member of the Institute of London Underwriters, and wrote small marine and aviation accounts via a sub-agent. Since the business was placed into run-off in 1994, the Company has conducted the orderly run-off of its pool liabilities via its principal subsidiary, Hillcot Underwriting Management Limited (formerly Toa Re Underwriting Management Limited), a wholly owned and fully consolidated subsidiary of the Company. As discussed in note 13, on March 31, 2003 the Company was purchased by Hillcot Holdings Ltd. and the name of Company changed to Hillcot Re Limited.

2.       SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION
         The accompanying consolidated financial statements include the Company's wholly owned subsidiaries. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Intercompany balances and transactions have been eliminated.

         USE OF ESTIMATES
         The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management periodically reviews its estimates and assumptions including the adequacy of reserves for losses and loss expenses, reinsurance allowance for doubtful accounts and litigation liabilities, as well as the recoverability of deferred taxes. Actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.

         INVESTMENTS
         The Company's fixed maturity portfolio is considered to be "available-for-sale" under the definition included in the Financial Accounting Standard Board's ("FASB") Statement of Financial Accounting Standards ("FAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's investment portfolio is reported at fair value, based on the quoted market prices of these securities.

         Unrealized gains or losses on available-for-sale securities, net of deferred income taxes, are included in accumulated other comprehensive income, a separate component of stockholder's equity.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

         The cost of fixed maturity securities are adjusted for impairments in value deemed to be other-than-temporary. These adjustments are recorded as investment losses.

         Premiums and discounts are amortized or accreted over the lives of the related fixed maturities as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains or losses are included in earnings and are derived using the specific identification method. All security transactions are recorded on a trade date basis.

         Net investment income includes interest and dividend income together with amortization of market premiums and discounts and is net of investment management and custody fees.

         OTHER INVESTED ASSETS
         The other invested assets are comprised of 75,000 shares of Banco Delta Asia S. A. R. L., a bank located in Macau. This investment has been valued at cost as there is no public market on which these shares are traded. The cost is considered to approximate the fair market value of this stock.

         CASH AND CASH EQUIVALENTS
         Cash equivalents include demand deposits and all highly liquid investments with original maturities of 90 days or less.

         RESTRICTED CASH
         The Company has cash in a segregated portfolio to provide collateral or guarantees for Letters of Credit as described in Note 11. The total value of restricted cash as of December 31, 2002 was (pound)2,000,000.

         PREMIUMS
         As the Company's insurance business has been in run-off since 1994, premiums are generally recognized as written upon notification of an additional loss from the ceding company. Thus, no unearned premium reserve is recorded.

         Reinsurance premiums are estimated based on information provided by ceding companies. The information used in establishing these estimates is reviewed and subsequent adjustments are recorded in the period in which they are determined.

         LOSSES AND LOSS EXPENSES
         Losses and loss expenses includes reserves for unpaid reported losses and loss expenses and losses incurred but not reported. The reserve for losses and loss expenses is established by management based on amounts reported by insureds and ceding companies and represents the estimated ultimate cost of events or conditions that have been reported to or specifically identified by the Company.

         The reserve for losses incurred but not reported is estimated by management based on loss patterns, the contract form, type of insurance program, and experience in the relevant industries.

         Management believes that the reserves for losses and loss expenses are sufficient to cover losses that fall within coverages assumed by the Company. However, there can be no assurance that losses will not exceed the Company's total reserves. The methodology of estimating loss

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

         reserves is periodically reviewed to ensure that the assumptions resulting there from are reflected in the income of the year in which adjustments are made.

         REINSURANCE
         In the ordinary course of business, the Company assumes and cedes reinsurance with other insurance companies. Ceded reinsurance contracts do not relieve the Company of its obligation to its insureds.

         Reinsurance recoverable includes the balances due from reinsurance companies for paid and unpaid losses and loss expenses that will be recovered from reinsurers, based on contracts in force. A reserve for uncollectible reinsurance has been determined based upon a review of the financial condition of the reinsurers and an assessment of other available information.

         TERMINATION BENEFITS
         The Company accounts for one-time involuntary termination benefits using the guidance outlined in EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." The Company recognizes a liability if, before the end of the year, management approves and commits to a termination plan that establishes benefits that the employees will receive and the benefit arrangement has been communicated to the employees.

         DEFINED BENEFIT PENSION PLAN
         The Company had a defined benefit pension plan that covered substantially all if its employees. On November 6, 2002, the Company passed a resolution curtailing the plan and the Company notified employees that the plan would be wound up and all assets would be distributed to the plan participants. The Company accounts for the defined benefit pension plan under FASB 87, "Employers' Accounting for Pensions" and FAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits." It is the Company's policy to contribute to the plan to meet minimum statutory funding requirements.

         EQUIPMENT
         Equipment is stated at cost less accumulated depreciation. Depreciation of equipment is calculated using the straight-line method over the equipments' estimated useful lives, which vary between 3-5 years.

         COMPREHENSIVE INCOME
         Comprehensive income represents all changes in equity of an enterprise that result from recognized transactions and other economic events during the period. Other comprehensive income refers to revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are included in comprehensive income but excluded from net income, such as unrealized gains or losses on certain investments in fixed maturity securities and minimum pension liability adjustments.

         TRANSLATION OF FOREIGN CURRENCIES
         Financial transactions entered into in foreign currencies are translated into Great Britain Pounds ("Sterling") in accordance with FAS No. 52, "Foreign Currency Translation" ("FAS 52"). Foreign currency assets and liabilities are translated into Sterling using exchange rates in effect at the end of the year. Income and expenses are translated using the average exchange rates for the year. Foreign currency transaction gains and losses are included in net income.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

         INCOME TAXES
         Income taxes have been provided in accordance with the provisions of FAS No. 109, "Accounting for Income Taxes" on those operations that are subject to income taxes. Deferred tax assets and liabilities result from temporary differences between the amounts recorded in the consolidated financial statements and the tax basis of the Company's assets and liabilities. Such temporary differences are primarily due to capital allowances and tax benefits of net operating loss carry-forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all or some portion of the benefits related to deferred tax assets will not be realized.

         RISKS AND UNCERTAINTIES
         Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect the amounts reported in the financial statements.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         The fair value of the Company's financial instruments approximate their carrying values at December 31, 2002.

         RECENT ACCOUNTING DEVELOPMENTS
         In June 2002, the Financial Accounting Standards Board (FASB) issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("FAS 146"). SFAS 146 addresses financial accounting and reporting costs associated with exit or disposal activities and nullifies EITF Issue No 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as defined is recognized at the date of an entity's commitment to an exit plan. SFAS 146 also establishes that fair value is the objective for initial measurement of the liability. SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002. As the Company's plan to pay one-time termination benefits relating to the impending sale of the Company was initiated prior to December 31, 2002, the Company currently continues to account for these benefits using the guidance outlined in EITF 94-3.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guaranties, Including Indirect Guarantees of Indebtedness of Others", ("FIN 45"). FIN 45 requires that upon issuance of certain types of guarantees, a guarantor must recognize a liability for the fair value of an obligation assumed under a guaranty. FIN 45 also requires additional disclosures by a guarantor in its financial statements about the obligations associate with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has adopted the disclosure requirements for the year ended December 31, 2002. The Company is currently evaluating the effects of the initial recognition provisions of FIN 45, however the Company does not expect that the adoption of FIN 45 will have a material effect on the Company's financial condition and results of operations.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------


         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", ("FIN 46"). The objective of FIN 46 is to improve financial reporting by companies involved with variable interest entities. This new model for consolidation applies to an entity which either (1) the powers or rights of the equity holders do not give them sufficient decision making powers or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements of FIN 46 apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption of FIN 46 to have a material impact on the Company's financial condition or results of operations.

3.       INVESTMENTS

         FIXED MATURITIES
         The amortized cost, gross unrealized gains, gross unrealized losses, and fair value of fixed maturities at December 31, 2002 are as follows:


                                                                           GROSS               GROSS
                                                    AMORTIZED            UNREALIZED          UNREALIZED             FAIR
                                                       COST                 GAINS              LOSSES               VALUE
                                                ------------------    -----------------    ---------------    ------------------
         Debt securities issued by the
            government of the United Kingdom    (pound) 49,264,659    (pound) 1,158,790    (pound)      --    (pound) 50,423,449
         Corporate debt securities              (pound)  4,871,615               69,350              4,921             4,936,044
                                                ------------------    -----------------    ---------------    ------------------
          Total                                 (pound) 54,136,274    (pound) 1,228,140    (pound)   4,921    (pound) 55,359,493
                                                ==================    =================    ===============    ==================


         Fixed maturities at December 31, 2002, by contractual maturity, are shown below. Expected maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations, with or without call or prepayment penalties.


                                                               FAIR                  AMORTIZED
                                                               VALUE                   COST
                                                       ---------------------    --------------------
         Due in one year or less                       (pound)     7,897,238    (pound)    7,813,441
         Due after one through five years                         47,033,451              45,901,171
         Due after five years through ten years                      428,804                 421,662
                                                       ---------------------    --------------------
         Total                                         (pound)    55,359,493    (pound)   54,136,274
                                                       =====================    ====================

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002


     Proceeds from the sales of fixed maturities during 2002 were (pound)32,023,946. Gross gains of (pound)323,028 and gross losses of (pound)124,330 were realized on sales of fixed maturities in 2002.

     NET INVESTMENT INCOME
     The components of net investment income for the year ended December 31, 2002 are as follows:

     Interest income                                    (pound)      3,162,106
     Investment expenses                                              (289,245)
                                                        ----------------------

     Net investment income                              (pound)      2,872,861
                                                        ======================


4.   EQUIPMENT

     The following are the components of equipment:

     Office machinery                                (pound)      64,715
     Computer equipment                                          877,359
     Furniture and fittings                                      565,141
     Automobiles                                                 154,760
                                                    --------------------
     Total gross equipment                                     1,661,975
     Less: accumulated depreciation                           (1,566,542)
                                                     -------------------
     Net equipment                                   (pound)      95,433
                                                     ===================

     The Company leases office space under non-cancellable operating lease agreements that expire at various times. Future minimum annual lease commitments for non-cancellable operating leases at December 31, 2002 are as follows:

     2003                                               (pound)   222,565
     2004                                                         158,580
                                                        -----------------
     Total                                              (pound)   381,145
                                                        =================


     Depreciation expense for equipment was (pound)104,130 for the year ended December 31, 2002. Total rent expense for the year ended December 31, 2002 was (pound)233,690.

     During 2002 the Company disposed of equipment with a net book value of (pound)665. The total proceeds from these disposals were (pound)5,566 and the Company recorded a gain of (pound)4,901.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002



5.       LOSSES AND LOSS EXPENSES

         The Company establishes reserves for estimated unpaid losses and losses expense under the terms of its contracts and agreements. These reserves include estimates for both claims reported and for claims incurred but not reported and include expenses associated with settling these claims. The process for establishing reserves for claims can be complex and imprecise, as it requires informed estimates and judgments. The Company's estimates and judgment may be revised as additional experience or other data becomes available. The Company continually evaluates its estimates as new information becomes available. While the Company believes that its reserve for loss and loss expenses as of December 31,2002 is adequate, new information or trends may lead to future developments in ultimate losses and loss expenses to be significantly greater than the reserves provided. Any such revisions could result in future changes in estimates of losses or reinsurance recoverable and would be reflected in the Company's results of operations in the period in which the estimates change.

         The reconciliation of unpaid losses and loss expenses for the year ended December 31,2002 is as follows:


        Gross losses and loss expenses, beginning of year            (pound)    77,781,493

        Reinsurance recoverable                                                 39,813,007
                                                                      --------------------

        Net losses and loss expenses, beginning of year                         37,968,486
                                                                      --------------------

        Incurred losses and loss expenses for claims related to
          prior years                                                            1,026,062

        Paid losses and loss expenses for claims related to
          prior years                                                           (1,754,337)

        Foreign exchange adjustment                                             (2,250,211)
                                                                      --------------------
        Net losses and loss expenses, end of year                               34,990,000

        Reinsurance recoverable                                                 39,043,243
                                                                      --------------------

        Gross losses and loss expenses, end of year                  (pound)    74,033,243
                                                                     =====================


     As a result of the changes in estimates of insured events in prior years, the losses and loss expenses incurred related to prior years increased by (pound)1,026,062. This increase in incurred loss and loss expenses related to prior years resulted from higher than expected losses and related expenses on the Company's various lines of business.

     Losses and loss adjustment expenses net of reinsurance recoverable are largely denominated in U.S. dollars. Cash and investment balances are largely denominated in Sterling. As a result of decreases in the U.S. dollar/Sterling exchange rate during 2002, the Company recorded an exchange gain of (pound)1,858,793.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

         Gross and net losses and loss expenses incurred are comprised of the following:

                                                          GROSS              REINSURANCE               NET
                                                    -----------------     -----------------     -----------------
         Losses and loss expenses paid              (pound) 3,787,486     (pound) 2,033,149     (pound) 1,754,337
          Change in unpaid losses and loss
          expenses                                            905,620             1,633,895              (728,275)
                                                    -----------------     -----------------      ----------------

         Losses and loss expenses incurred          (pound) 4,693,106     (pound) 3,667,044     (pound) 1,026,062
                                                    =================     =================      ================


         Included in the Company's liabilities for loss and loss expenses are liabilities for asbestos and environmental claims. The Company performs a review of its asbestos and environmental liability reserves on an annual basis with due regard to actuarial review and current market sentiment. The Company's gross and net asbestos and environmental exposures as of December 31,2002 are as follows:

                                   GROSS                      NET
                                   -----                      ---
         Asbestos             (pound)  6,246,561        (pound) 2,718,274
         Environmental                 1,102,896                  925,643
                              ------------------        -----------------
          Total               (pound)  7,349,457        (pound) 3,643,917
                              ==================        =================

         During 2002, the Company made payments of (pound)62,071 and (pound)11,738 relating to the settling of asbestos and environmental exposure claims, respectively.

6.       REINSURANCE

         Although reinsurance agreements contractually obligate the Company's reinsurers to reimburse it for the agreed upon portion of its gross paid losses, they do not discharge the primary liability of the Company. The amounts for net premiums written and net premiums earned in the statements of operations are net of reinsurance. Direct and ceded amounts for these items for the year ended December 31,2002 are as follows:


                                  PREMIUMS                    PREMIUMS
                                   WRITTEN                     EARNED
                              ----------------           -----------------
         Direct               (pound)  265,462           (pound)   265,462
         Ceded                        (223,514)                   (223,514)
                              ----------------           -----------------

         Net Premiums         (pound)   41,948           (pound)    41,948
                              ================           =================

         The Company's provision of reinsurance recoverable as of December 31,2002 is as follows:


         Gross reinsurance recoverable                                       (pound)  42,857,176
         Provision for uncollectible balances on reinsurance recoverable              (3,813,933)
                                                                             -------------------

         Net reinsurance recoverable                                          (pound) 39,043,243
                                                                             ===================

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------


         The Company evaluates the financial condition of its reinsurers and potential reinsurers on a regular basis and also monitors concentrations of credit risk with reinsurers. At December 31, 2002, the largest concentration of reinsurance recoverable, which amounted to 23% percent, was with various Lloyd's Syndicates. No other individual reinsurer accounted for more than 5 percent of the total reinsurance recoverable.

         The allowance for unrecoverable reinsurance is required principally due to the failure of reinsurers to indemnify the Company, primarily because of disputes under reinsurance contracts and insolvencies. Reinsurance disputes continue to be significant, particularly on larger and more complex claims, such as those related to asbestos and environmental pollution. Allowances have been established for amounts estimated to be uncollectible.

7.       PENSION

         The Company sponsored a defined benefit pension plan that covered substantially all of its employees. Pension benefits were based on years of service and compensation levels during years of active service. Pension plan assets are administered by the trustees and are principally invested in fixed income securities. During 2002, in anticipation of the sale of the Company and the wind-up of the plan, the Company made additional contributions.

         As a result of the proposed sale of the Company (Note 13), the Company terminated its liability to contribute to the Plan. By resolution of the trustees it was resolved that the Plan be wound up and all members of the Plan were notified accordingly. Effective 1 January 2003, the Company ceased making contributions and all members ceased to accrue future benefits. The Company recognized a loss of (pound)100,000 associated with this curtailment.

         Components of the net periodic cost of the Company's defined benefit pension plan for the year ended December 31, 2002 are as follows:

         Service cost                                       (pound)   300,000
         Interest cost                                                200,000
         Expected return on plan assets                              (200,000)
         Amortization of transition obligation                        200,000
                                                            -----------------
         Net periodic benefit cost                                    500,000
         Charge related to curtailment                                100,000
                                                            -----------------
         Pension expense                                    (pound)   600,000
                                                            =================

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------

         As of December 31, 2002, the funded status of the Company's defined benefit pension plan was as follows:

          Projected benefit obligation, beginning of the year                              (pound)  4,700,000
          Service cost                                                                                300,000
          Interest cost                                                                               200,000
          Actuarial gain                                                                              900,000
          Curtailment                                                                              (1,300,000)
                                                                                           ------------------
          Projected benefit obligation, end of year                                        (pound)  4,800,000
                                                                                           ------------------

          Fair value of plan assets, beginning of year                                              2,300,000
          Actual return on investments                                                               (300,000)
          Employer contribution                                                                       900,000
                                                                                           ------------------

          Fair value of plan assets, end of year                                           (pound)  2,900,000
                                                                                           ------------------

          Projected benefit obligation in excess of fair value of plan assets              (pound)  1,900,000
          Unrecognized actuarial loss                                                                (100,000)
                                                                                           ------------------
          Net amount recognized                                                            (pound)  1,800,000
                                                                                           ==================

          Amounts recognized in the balance sheet:
          Accrued pension liability                                                        (pound)  1,900,000
          Accumulated other comprehensive income                                                     (100,000)
                                                                                           ------------------

          Net amount recognized                                                            (pound)  1,800,000
                                                                                           ==================

          Interest rate for discounting liabilities                                                      4.50%
          Consumer price inflation                                                                       2.25%
          Expected return on plan assets                                                                 6.00%
          Rate of compensation increase                                                                  3.75%



8.       TERMINATION BENEFITS

         At of December 31, 2002 the Company was making preparations to sell the Company. As part of the sale, the Company notified all 25 of its employees that they would be involuntarily terminated once the sale of the Company was complete. In order to compensate these employees for their prior service, the Company has established an involuntary termination benefits package for all of its current employees. Each individual employee's award is dependant of the employee's length of service to the Company and current staff level. The one-time termination benefit package was approved and communicated to the employees during December 2002. The Company estimates the termination benefit liability to be (pound)1,521,470. This amount is not expected to materially change from the communication date to the date the benefits are paid. No benefits were paid during 2002.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------


9.       TAXATION

     Income taxes were different from the amount computed by applying the statutory tax rate to income before taxes as follows:


         Loss before income taxes                                  (pound) 397,771
         Statutory tax rate                                                     30%
                                                                   ---------------
         Application of tax rate                                           119,331

         Tax effect of:
            Net operating loss not recognized                             (135,201)
            Expenses not deductible for tax purposes                        10,374
            Depreciation in excess of capital allowances                     2,766
            Other                                                            2,730
                                                                   ---------------
         Income tax expense                                                     --
                                                                   ===============


         The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of December 31, 2002 are as follows:

         Deferred tax assets:
            Tax losses                                           (pound) 2,780,454
            Capital allowances                                              80,000
                                                                 -----------------
         Total gross deferred tax assets                                 2,860,454
         Less: valuation allowance                                      (2,860,454)
                                                                 -----------------
         Deferred tax asset, net of valuation allowance                         --
                                                                 -----------------
         Deferred tax liabilities:                                              --
                                                                 -----------------
         Net deferred tax asset                                  (pound)        --
                                                                 =================

         The valuation allowance of (pound)2,860,454 as of December 31, 2002 reflect management's assessment, based on available information, that it is more likely than not that the deferred tax asset will not be realized due to there being significant uncertainty as to whether sufficient taxable profits will be generated in the future. Adjustments to the valuation allowances are made when there is a change in management's assessment of the amount of deferred tax asset that is realizable.

         As of December 31, 2002, the Company has net operating loss carryforwards for U.K. income tax purposes of approximately (pound)9.3 million that are available to offset future U.K. taxable income.

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------


10.      DIVIDENDS

         During 2002, no dividends were declared or paid to the shareholders of the non-cumulative participating preference shares.

         No dividends were declared or paid to common shareholders during the year.

11.      COMMITMENTS AND CONTINGENCIES

         LEGAL PROCEEDINGS
         The Company is party to a number of legal proceedings arising in the ordinary course of the Company's business and have not been finally adjudicated. While the results of the litigation cannot be predicted with certainty, management believes that the outcome of these matters will not have a material impact on the results of operations or financial condition of the Company.

         CONCENTRATIONS OF CREDIT RISK
         The investment portfolio is managed following prudent standards of diversification. Specific provisions limit the allowable holdings of a single issue and issuers. The Company believes that there are no significant concentrations of credit risk associated with its investments.

         LETTERS OF CREDIT
         The Company maintains a letter of credit facility in order to guarantee its indebtedness to certain United States cedants. At the balance sheet date, outstanding letters of credit totaled (pound)1,127,975. This letter of credit is supported by a cash deposit of (pound)2,000,000.

12.      ACCUMULATED OTHER COMPREHENSIVE INCOME

         The following table details the individual components and related the related tax effects of the changes in accumulated other comprehensive income for 2002:


                                                                         BEFORE TAX               TAX           NET-OF-TAX
                                                                           AMOUNT               EXPENSE           AMOUNT
                                                                     ------------------      -----------    ------------------
         Unrealized gains on investments:
           Unrealized gains arising during the year                  (pound)  1,974,926      (pound)  --    (pound)  1,974,926
           Less:  reclassification of gains realized in income                  (91,485)              --               (91,485)
                                                                     ------------------      -----------    ------------------
         Net unrealized gain on investments and change
         in accumulated other comprehensive income                            1,883,441               --             1,883,441
         Minimum pension liability adjustment                                  (100,000)              --              (100,000)
                                                                     ------------------      -----------    ------------------
         Total accumulated other comprehensive income(pound)         (pound)  1,783,441      (pound)  --    (pound)  1,783,441
                                                                     ==================      ===========    ==================

HILLCOT RE LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002
--------------------------------------------------------------------------------


13.      SUBSEQUENT EVENTS

         On February 18, 2003, the Company entered into an agreement to sell its ownership interests in Banco Delta Asia S.A.R.L. to Toa Reinsurance Company Limited for consideration of (pound)535,244. As the Company is selling the shares to its former parent at book value, the Company will not recognize a gain or loss on the transaction.

         On March 31, 2003, the Company and its subsidiaries, Hillcot Underwriting Management Limited (formerly Toa-Re Underwriting Management Limited) and Hillcot Management Services Limited (formerly Toa-Re Management Services Limited), were purchased by Hillcot Holdings Ltd, a holding company incorporated in Bermuda. On March 31, 2003, the Company's name was changed to Hillcot Re Limited.

                                                                     APPENDIX B

THE ENSTAR GROUP, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL INFORMATION

DECEMBER 31, 2002

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information should be read in conjunction with the historical consolidated financial statements and notes thereto in The Enstar Group, Inc. and Subsidiary ("Enstar") Annual Report on Form 10-K for the year ended December 31, 2002 previously filed with the Securities and Exchange Commission.

The following unaudited pro forma combined condensed financial information gives effect to the acquisition of Hillcot Re Ltd. ("Hillcot"), (formerly The Toa-Re Insurance Company (UK) Limited), by Castlewood Holdings Limited ("Castlewood Holdings"), one of Enstar's partially owned equity affiliates, on March 31, 2003. Enstar's ownership in Castlewood Holdings is accounted for using the equity method of accounting.

The unaudited pro forma combined condensed statement of income of Enstar for the year ended December 31, 2002 has been presented as if Castlewood Holdings' acquisition of Hillcot had been consummated on January 1, 2002.

All material adjustments required to reflect Enstar's investment in Castlewood Holdings are set forth in the "Pro forma Adjustments" column and are described in more detail in the notes to the unaudited pro forma combined condensed financial information. The pro forma adjustments are based on available information and certain assumptions that Enstar believes are reasonable.

The unaudited pro forma combined condensed financial information is not necessarily indicative of the operating results that would have been reported had Castlewood Holdings' acquisition of Hillcot occurred on January 1, 2002, nor is it necessarily indicative of future results.

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                          YEAR ENDED DECEMBER 31, 2002

                                                                                     Pro forma
                                                                   Enstar           Adjustments            Pro forma
                                                                -----------       --------------          -----------
Interest income                                                 $     1,499                 (140)(2)      $     1,359
Earnings of partially owned equity affiliates                        28,621       $         (100)(1)           28,521
Other income                                                            608                                       608
General and administrative expenses                                  (3,130)                                   (3,130)
                                                                -----------       --------------          -----------

Income before income taxes and cumulative effect of a
      change in accounting principle                                 27,598                 (240)              27,358
Income taxes                                                         (6,072)                                   (6,072)
                                                                -----------       --------------          -----------

Income before cumulative effect of a change in accounting
      principle                                                      21,526                 (240)              21,286

Cumulative effect of a change in accounting principle, net
      of income taxes of $13                                            967                                       967
                                                                -----------       --------------          -----------

Net income                                                      $    22,493       $         (240)         $    22,253
                                                                ===========       ==============          ===========

Weighted average shares outstanding - basic                       5,465,753                                 5,465,753
                                                                ===========                               ===========

Weighted average shares outstanding - assuming dilution           5,753,553                                 5,753,553
                                                                ===========                               ===========

Income per common share before change in accounting
      principle - basic                                         $      3.94                               $      3.89

Cumulative effect of a change in accounting principle, net
      of income taxes - basic                                          0.18                                      0.18
                                                                -----------                               -----------

Net income per common share - basic                             $      4.12                               $      4.07
                                                                ===========                               ===========

Income per common share before change in accounting
      principle - assuming dilution                             $      3.74                               $      3.70

Cumulative effect of a change in accounting principle, net
      of income taxes - assuming dilution                              0.17                                      0.17
                                                                -----------                               -----------

Net income per common share - assuming dilution                 $      3.91                               $      3.87
                                                                ===========                               ===========

                      THE ENSTAR GROUP, INC. AND SUBSIDIARY

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


1. To record Enstar's change in equity in earnings of Castlewood Holdings resulting from the acquisition of Hillcot by Castlewood Holdings assuming the acquisition occurred on January 1, 2002. This adjustment represents Enstar's proportionate share of Hillcot's losses for the year ended December 31, 2002.

2. To remove interest income assumed not earned on funds used in Enstar's capital contribution to Castlewood Holdings, which was used to fund Castlewood Holdings' 50.1% ownership interest in Hillcot Holdings, Ltd., the parent company of Hillcot.

                                                                     APPENDIX C

CASTLEWOOD HOLDINGS LIMITED

UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL INFORMATION

DECEMBER 31, 2002

                           CASTLEWOOD HOLDINGS LIMITED

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial information has been derived from the historical financial statements of Castlewood Holdings Limited (Castlewood Holdings) and Hillcot Re Ltd. (Hillcot) (formerly The Toa-Re Insurance Company (UK) Limited), a reinsurance company based in London, England.

The unaudited pro forma combined condensed financial information gives effect to the acquisition, by Castlewood Holdings of Hillcot, via Castlewood Holdings' 50.1% owned subsidiary Hillcot Holdings, Ltd. on March 31, 2003. Total consideration paid for all of the outstanding capital stock of Hillcot was (pound)29,000,000 (US$ 46,000,000).

The unaudited pro forma combined condensed statement of operations of Castlewood Holdings for the year ended December 31, 2002 has been presented as if the acquisition of Hillcot had been consummated on January 1, 2002. The acquisition has been accounted for using the purchase method of accounting and, accordingly, the total purchase cost has been allocated to the acquired assets and liabilities based on their fair values.

The historical financial information of Hillcot has been derived from its historical financial statements as prepared in accordance with accounting principles generally accepted in the United States (US GAAP).

The historical financial statements of Hillcot are denominated in British pounds sterling and, as such, the historical financial statement information presented in the unaudited pro forma combined condensed financial information has been translated into United States dollars using weighted average period exchange rates.

All material adjustments required to reflect Castlewood Holdings' acquisition of Hillcot are set forth in the "Pro Forma Adjustments" column and are described in more detail in the notes to the pro forma combined condensed financial information.

The pro forma results of operations are presented for illustrative purposes only and are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated on January 1, 2002.

                           CASTLEWOOD HOLDINGS LIMITED
        UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF EARNINGS
                      for the year ended December 31, 2002
                    (Expressed in thousands of U.S. dollars)


                                                   Castlewood                         Pro Forma
                                                    Holdings          Hillcot        Adjustments       Notes           Combined
                                                   ----------       ----------       -----------     ----------       ----------
INCOME
  Underwriting income                              $   48,758       $   (1,476)      $        --                      $   47,282
  Consulting fees                                      20,627             --                  --                          20,627
  Net investment income                                 8,927            4,607                --                          13,534
  Other income                                             --            1,003                --                           1,003
                                                   ----------       ----------        ----------                      ----------
                                                       78,312            4,134                --                          82,446
                                                   ----------       ----------        ----------                      ----------
EXPENSES
  Salaries and benefits                                24,222            2,282                --                          26,504
  General and administrative expenses                   7,962            5,237                --                          13,199

  Foreign exchange gain                                (4,930)          (2,788)               --                          (7,718)
                                                   ----------       ----------        ----------                      ----------
                                                       27,254            4,731                --                          31,985
                                                   ----------       ----------        ----------                      ----------

EARNINGS (LOSS) BEFORE INCOME TAXES, SHARE OF
  NET INCOME OF PARTLY-OWNED COMPANY,
  EXTRAORDINARY GAIN, AND MINORITY INTEREST            51,058             (597)               --                          50,461

INCOME TAXES                                             (518)              --                --                            (518)

SHARE OF NET INCOME OF PARTLY-OWNED COMPANY            10,079               --                --                          10,079

MINORITY INTEREST                                          --               --               298             (2)             298

                                                   ----------       ----------        ----------                      ----------
NET EARNINGS (LOSS)                                $   60,619       $     (597)       $      298                      $   60,320
                                                   ==========       ==========        ==========                      ==========

                           CASTLEWOOD HOLDINGS LIMITED
                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002


1 The historical statement of operations information of Castlewood Holdings and Hillcot has been derived from each respective company's historical financial statements for the fiscal year ended December 31, 2002, as prepared in accordance with US GAAP.

         The historical statement of operations of Hillcot is denominated in British pounds sterling and, as such, the historical statement of operations information of Hillcot has been translated using the weighted average exchange rate of 1.50 US dollar per British pounds sterling for year ended December 31, 2002.


2 The allocation of Hillcot's loss for the year ended December 31, 2002 to minority interest is as follows:

         Loss                                                                          $   597
           Castlewood Holdings' percentage share of the loss (50.1% of $597)               299
                                                                                       -------
           Minority interest                                                           $   298
                                                                                       =======